EXHIBIT 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of this 9th day of May, 2024, by and between Chain Bridge I, a Cayman Islands exempted company (the “Company”) and Fulton AC I LLC (the “Holder”), with reference to the following facts:

A.Prior to the date hereof, the Company issued to the Holder that certain Promissory Note, dated December 29, 2023, with $265,441.51 of aggregate principal amount outstanding as of the date hereof (the “Existing Note”).

B.The Company and Holder desires to exchange the Existing Note (the “Exchange” or the “Transaction”)  for a new promissory note, in the form attached hereto as Exhibit A (the “New Note”).  The New Note and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

C.The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.Exchange.

(a)Exchange.  On or prior to the date hereof, the Holder has delivered the Existing Note to the Company.  As of the date hereof, pursuant to Section 3(a)(9) of the 1933 Act, the Exchange shall occur, the Company shall issue the New Note to the Holder and the Existing Note shall be cancelled.  On or prior to the fifth (5th) Business Days after the date hereof, the Company shall deliver or cause to be delivered to the Holder (or its designee) the certificate evidencing the New Note issued in the Exchange at the address for delivery set forth on the signature page of the Holder attached hereto.

2.Company Representations and Warranties.  As a material inducement to the Holder to enter into this Agreement and consummate the Exchange, the Company hereby represents and warrants with and to the Holder, as of the date hereof, as follows:

(a)Organization and Qualification.  The Company duly organized and validly existing and in good standing under the laws of the Cayman Islands, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.  The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

(b)Authorization and Binding Obligation.  The Company has the requisite power and authority to enter into and perform its obligations (including, without limitation, the Exchange) under this Agreement and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement.  The execution and delivery of the Exchange

Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the Exchange, have been duly authorized by the Board of Directors of the Company and, other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders.  This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)No Conflict; Required Filings and Consents.

(i)The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s Second Amended and Restated Memorandum and Articles of Incorporation,  certificate of formation, or other organizational documents of the Company, or any share capital or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected.

(ii)The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.  “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(d)Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Note is exempt from registration under the 1933 Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(e)Issuance of New Note.  The issuance of the New Note is duly authorized and, upon issuance in accordance with the terms of this Agreement in exchange for the Existing Note, the New Note shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issue thereof.  Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Note is exempt from registration under the 1933 Act.

(f)No Consideration Paid.  No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Note for the New Note as contemplated hereby.

3.Holder’s Representations and Warranties.  As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof, as follows:

(a)Organization and Authority.  The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement.  The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body.  This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b)Ownership of Existing Note.  The Holder owns the Existing Note free and clear of any Liens (other than the obligations pursuant to this Agreement and applicable securities laws).

(c)Reliance on Exemptions.  The Holder understands that the New Note is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Note.

(d)Validity; Enforcement.  This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e)No Conflicts.  The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f)No Consideration Paid.  No commission or other remuneration has been paid by the Holder to the Company or to any Person for soliciting the exchange of the Existing Note for the New Note as contemplated hereby.

4.Covenants.

(a)Disclosure of Transaction.  The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the form of New Note) as exhibits to such filing.

(b)No Commissions.  Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(c)Fees. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

5.Miscellaneous.

(d)Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the New Note). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e)Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g)Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (a) in the case of the Company to Chain Bridge I, 8 The Green # 17538, Dover, DE, Attention: Andrew Cohen, Chief Executive Officer, with a copy (which shall not constitute notice) to Kelley Drye & Warren LLP, 3 World Trade Center, 75 Greenwich Street, New York, NY 10007, Attention: Carol Sherman; or (b) in the case of the Holder, to the address as set forth on the signature page or exhibit pages hereof or, in either case, at such other address as such party may designate by TEN (10) business days advance written notice to the other parties hereto.

(h)Finder’s Fees. Except for fees payable by the Company to persons designated by the Company, each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Holder, shall indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(i)Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Holder, each future holder of the New Note and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

(j)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(k)Entire Agreement. This Agreement and the New Note represent the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

(l)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m)Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

COMPANY:

CHAIN BRIDGE I

By:	/s/Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Financial Officer

[Exchange Agreement Signature Page]

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date first above written.

HOLDER:

FULTON AC I LLC

By:	/s/ Andrew Cohen
	Name:	Andrew Cohen
	Title:	Managing Member

Address for Notices:

[Exchange Agreement Signature Page]

EXHIBIT A

(Insert Form of New Note)